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                                                                      EXHIBIT 21

                        GTE CORPORATION AND SUBSIDIARIES

          Significant Subsidiaries of Registrant at December 31, 1993

                                                                                 Percent of Voting
                                                                                 Control Owned by
               Company(a)                             Incorporated In              Direct Parent
               -------                                ---------------            -----------------
Contel Corporation                                        Delaware                     100.00
  Contel Cellular Inc.                                    Delaware                      97.80
  Contel of California, Inc.                              California                    99.48
  GTE Spacenet Corporation                                Delaware                     100.00
  Contel Federal Systems, Inc.                            Delaware                     100.00
    GTE Government Systems Corporation                    Delaware                     100.00
GTE Products of Connecticut Corporation                   Connecticut                  100.00
  GTE Laboratories Incorporated                           Delaware                     100.00
GTE Leasing Corporation                                   Delaware                     100.00
GTE Communications Services Incorporated                  Delaware                     100.00
Anglo-Canadian Telephone Company                          Quebec                        86.39
  BC Telecom Inc.                                         Canada                        50.46
    BC Tel                                                Canada                       100.00
      Microtel Limited                                    Canada                       100.00
      Canadian Telephones and Supplies Ltd.               British Columbia             100.00
  Quebec - Telephone                                      Quebec                        50.32
GTE Holdings (Canada) Limited                             Canada                       100.00
  Compania Dominicana de Telefonos, C. por A.             Dominican Republic           100.00
GTE International Telecommunications Incorporated         Delaware                     100.00
  VenWorld Telecom, C.A.                                  Venezuela                     51.00
    Compania Anonima Nacional Telefonos de
      Venezuela (CANTV)                                   Venezuela                     40.00
GTE California Incorporated                               California                    99.60
GTE Florida Incorporated                                  Florida                      100.00
GTE Midwest Incorporated                                  Delaware                     100.00
GTE North Incorporated                                    Wisconsin                    100.00
GTE Northwest Incorporated                                Washington                   100.00
GTE South Incorporated                                    Virginia                     100.00
GTE Southwest Incorporated                                Delaware                     100.00
GTE Hawaiian Telephone Company Incorporated               Hawaii                       100.00
GTE Directories Corporation                               Delaware                     100.00
GTE Data Services Incorporated                            Delaware                     100.00
GTE Finance Corporation                                   Delaware                     100.00
GTE Information Services Incorporated                     Delaware                     100.00
  GTE Interactive Services Incorporated                   Delaware                     100.00
GTE Intelligent Network Services Incorporated             Delaware                     100.00
GTE Investment Management Corporation                     Delaware                     100.00
GTE Mobile Communications Incorporated                    Delaware                     100.00
  GTE Airfone Incorporated                                Delaware                     100.00
GTE Mobilnet Incorporated                                 Delaware                     100.00
  GTE Cellular Communications Corporation                 California                   100.00
GTE Realty Corporation                                    Delaware                     100.00
GTE REinsurance Company Limited                           Bermuda                      100.00
GTE Service Corporation                                   New York                     100.00
GTE Telecom Incorporated                                  Delaware                     100.00
GTE Telecom Marketing Corporation                         Delaware                     100.00
GTE Vantage Incorporated                                  Delaware                     100.00


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(a)   The earnings of all subsidiaries listed are included in GTE's consolidated financial statements.